CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Acura Pharmaceuticals, Inc.
Palatine, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-151653, 333-151620, 333-133172, 333-123615, 333-63288, and 33-98356) and on Form S-3 (No. 333-146416) of our report dated February 27, 2009 relating to the consolidated financial statements of Acura Pharmaceuticals, Inc., including our attestation of the effectiveness of Acura Pharmaceuticals, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Chicago, Illinois	/s/ BDO Seidman, LLP
February 27, 2009

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